Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties to Present at the Keybanc Capital Market Industrial, Automotive, and Transportation conference on June 2nd, 2010

Hampton, VA, June 1, 2010 – Measurement Specialties, Inc. (NASDAQGS: MEAS), a global designer and manufacturer of sensors and sensor-based systems, is pleased to announce that it will be presenting at the Keybanc Capital Market Industrial, Automotive, and Transportation conference in Boston, Massachusetts on June 2nd, 2010.

Please visit the Company’s website at http://www.meas-spec.com to view the latest investor presentation located in Investor Relations Section.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors and mechanical resonators – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com